Exhibit 4.30

DATE: 15 January 2020

21VIANET GROUP, INC.

21VIANET DRP INVESTMENT HOLDINGS LIMITED

AND

MARBLE STONE HOLDINGS LIMITED

AMENDMENT TO RESTRUCTURING AGREEMENT

TABLE OF CONTENTS

1.	DEFINITIONS.	1

2.	AMENDMENT TO JV CO 1 RESTRUCTURING TERMS.	1

3.	AMENDMENT TO JV CO 2 RESTRUCTURING TERMS	3

4.	AMENDMENT TO JV CO 3 RESTRUCTURING TERMS	4

5.	MISCELLANEOUS	5

EXHIBITS

EXHIBIT A                     FORM OF INTERCO LOAN AGREEMENT

EXHIBIT B                     FORM OF CONFIRMATION LETTER

THIS AMENDMENT TO RESTRUCTURING AGREEMENT (this “Amendment”) is entered into on 15 January 2020,

BY AND AMONG:

(1)                                          21VIANET GROUP, INC. (Company Number: MC-232198), a NASDAQ listed company duly incorporated and validly existing under the laws of the Cayman Islands with its registered office address at the offices of Maples Corporate Services Limited, PO Box 309, Ugland House, Grand Cayman, KY1-1104, Cayman Islands (“VNET”);

(2)                                          21VIANET DRP INVESTMENT HOLDINGS LIMITED (Company Number: 2476123), a private company limited by shares duly incorporated and validly existing under the laws of Hong Kong with its registered office address at the offices of Flat/Room 716, 7/F., 12W Phase 3 Hong Kong Science Park, Pak Shek Kok, Shatin, New Territories, Hong Kong (“Vianet”); and

(3)                                          MARBLE STONE HOLDINGS LIMITED (Company Number: 1923409), a business company duly incorporated and validly existing under the laws of the British Virgin Islands with its registered office address at P.O. Box 3340, Road Town, Tortola, British Virgin Islands (“WP” or the “Investor”).

Vianet and WP are hereinafter collectively referred to as the “Shareholders”, and individually as a “Shareholder”.  VNET, Vianet and WP are hereinafter collectively referred to as the “Parties”, and individually as a “Party”.

RECITALS

WHEREAS:-

(A)                                        The Parties hereto have entered into a Restructuring Agreement on 24 July 2019 (the “Original Restructuring Agreement”).

(B)                                        In accordance with Section 8.6 of the Original Restructuring Agreement, the Parties intend to amend and supplement the Original Restructuring Agreement as more particularly set forth below.

NOW, THEREFORE, in consideration of the mutual promises, agreements and covenants set forth herein, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties, intending to be legally bound, hereby agree as follows:-

1.                                               DEFINITIONS.

All capitalized terms used in this Amendment and not otherwise defined herein shall have the meanings assigned to them in the Original Restructuring Agreement.

2.                                               AMENDMENT TO JV CO 1 RESTRUCTURING TERMS.

2.1                                        Section 2.1(b)(iii), (iv) and (v) and the last paragraph of Section 2.1(b) of the Original Restructuring Agreement shall be deleted and replaced in its entirety to read as follows:

(iii)                          no later than three (3) Business Days after 15 January 2020, the Shareholders shall procure an onshore Subsidiary of JV Co 1 to distribute, via intercompany loans, all the Available Cash (as defined below) in JV Co 1 (and its Subsidiaries) as of 31 August 2019 (the “First Distribution Cut-off Date”) to the Shareholders’ respective designated onshore Affiliates on a pro rata basis based on their then respective Shareholding Percentages in JV Co 1;

(iv)                         within fifteen (15) Business Days after every 31 December during the term of JV Co 1 (each an “Annual Distribution Cut-off Date”), the Shareholders shall procure an onshore Subsidiary of JV Co 1 to distribute, via intercompany loans, all the Available Cash (as defined below) in JV Co 1 (and its Subsidiaries) as of the relevant Annual Distribution Cut-off Date to the Shareholders’ respective designated onshore Affiliates on a pro rata basis based on their then respective Shareholding Percentages in JV Co 1; and

(v)                            the intercompany loans via which the Available Cash in JV Co 1 (and its Subsidiaries) is distributed to the Shareholders’ respective designated onshore Affiliates (the “Interco Loans”) shall be interest free, and the initial term of each intercompany loan shall be one (1) year, automatically renewed for another one (1) year upon expiry of each one (1)-year term.  The Shareholders agree that upon either Shareholder’s full exit from its investment in JV Co 1 (including without limitation to WP’s exit upon its exercise of the exit rights pursuant to Section 13 (Exit) of the Investment Agreement), the Interco Loans having been distributed to such exiting Shareholder shall be repaid in full, which repayment shall be completed via set off mechanisms to the extent permitted under Applicable Law to minimize actual cash flow.  The Shareholders further agree that the Interco Loans shall be immediately due and repayable upon occurrence of a Cash Shortfall Event or upon mutual approvals by both Shareholders, in each case with written demand issued by the relevant lender of the Interco Loan to the relevant borrower, but only to the extent of such Cash Shortfall or the amount mutually approved by the Shareholders, and the amount of Interco Loans to be repaid by the Shareholders’ respective designated onshore Affiliates shall be pro rata based on the Shareholders’ respective Shareholding Percentages in JV Co 1.

Prior to disbursement of each Interco Loan, the Shareholders shall cause their respective designated onshore Affiliate acting as the borrower and the onshore Subsidiary of JV Co 1 acting as lender to enter into a loan agreement in form and substance as set out in Exhibit 2.1(b)(v) (Form of Interco Loan Agreement).

If item (i) of the JV Co 1 Restructuring Action provided above fails to be completed by the expiry of nine (9) months following the execution date hereof (such expiry date, the “Ad hoc Distribution Cut-off Date”, together with the First Distribution Cut-off Date and the Annual Distribution Cut-off Dates, each a “Distribution Cut-off Date”), then, at the request of WP, the Shareholders shall procure an onshore Subsidiary of JV Co 1 to immediately distribute (and in no event later than fifteen (15) Business Days after the Ad hoc Distribution Cut-off Date), via Interco Loans, all the Available Cash (as defined below) in JV Co 1 (and its Subsidiaries) as of the Ad hoc Distribution Cut-off Date to the Shareholders’ respective designated onshore Affiliates on a pro rata basis based on their then respective shareholding percentages in JV Co 1.”

2.2                                        The following definition shall be added to Exhibit 1.1 of the Original Restructuring Agreement to read as follows:

“Cash Shortfall Event” means a funding deficit of JV Co 1 or any of its Subsidiary being identified by the board of JV Co 1 or a Shareholder at any time on the basis of the management accounts of JV Co 1 or said Subsidiary and the Annual Business Plan and Budget (as defined under the Investment Agreement); provided that such funding deficit shall impair or is likely to impair the normal operation of JV Co 1 or said Subsidiary (for the avoidance of doubt, the funding deficit for seeking a new Project (as defined under the Investment Agreement) shall not be deemed as a Cash Shortfall Event, unless JV Co 1 or any of its Subsidiaries has already entered into any binding commitment to invest in or acquire such new Project (as defined under the Investment Agreement)).”

2.3                                        Exhibit A of this Amendment shall be annexed to the Original Restructuring Agreement as Exhibit 2.1(b)(v) (Form of Interco Loan Agreement).

2.4                                        All the references in the Original Restructuring Agreement to “entrustment loan” shall be replaced by the term “Interco Loan”.

3.                                               AMENDMENT TO JV CO 2 RESTRUCTURING TERMS

3.1                                        Sections 7 and 8 of Exhibit 2.2(a)(vi) (JV Co 2 Asset Distribution Roadmap) to the Original Restructuring Agreement shall be deleted and replaced in its entirety to read as follows:

“7.                             第六步：按照JV 2/3审计结果多退少补

(a)                                          如果最终现金补偿大于预估现金补偿，则WP应在JV 2/3审计完成日后十五（15）个工作日内向PropCo 2指定账户支付最终现金补偿大于预估现金补偿的金额（”WP补足金额”）。双方股东应且应促使WP买方以及PropCo 2按照附表六的格式和内容签署书面确认函以确认就WP补足金额的支付安排。

(b)                                          如果最终现金补偿小于预估现金补偿，则Vianet应促使PropCo 2在JV 2/3审计完成日后十五（15）个工作日内向WP指定账户支付最终现金补偿小于预估现金补偿的金额（”WP退还金额”）。双方股东应且应促使WP买方以及PropCo 2签署书面确认函以确认就WP退还金额的支付安排。

鉴于自JV Co 2股份回购完成起，Vianet单独持有JV Co 2及其子公司，各方同意，在WP已经按照以上第(a)项中的规定足额向PropCo 2指定账户支付WP补足金额或从PropCo 2收到WP退还金额后，应视为WP已经足额向Vianet支付了最终现金补偿（Cash Compensation）。

8                                    第七步：清算并终止HK SPVs以及JV Co 3集团公司

第五步完成后，如果WP有此要求，Vianet应配合WP将其届时持有的所有从PropCo 2受让的空壳香港子公司清算并终止。为免疑义，本第七步可与以上第六步同时进行。”

3.2                                        Exhibit B of this Amendment shall be added to the end of Exhibit 2.2(a)(vi) (JV Co 2 Asset Distribution Roadmap) to the Original Restructuring Agreement as “附表六”.

3.3                                        The last paragraph (read as follows) of Sections 5 of Exhibit 2.2(a)(vi) (JV Co 2 Asset Distribution Roadmap) to the Original Restructuring Agreement shall be deleted in its entirety:

“在本第四步以上规定的各项完成后，就JV Co 3集团公司对JV Co 2集团公司所有无力偿还的欠款，JV Co 2集团公司应且Vianet应促使JV Co 2集团公司做出所有必要的行动以免除该等欠款，使得JV Co 3集团公司可以完成主动清算。此外，为使得JV Co 3集团公司可以完成主动清算，双方股东同意在JV Co 3集团公司预留合理数额的现金以支付JV Co 3集团公司员工遣散费用和JV Co 3集团公司清算费用。”

4.                                               AMENDMENT TO JV CO 3 RESTRUCTURING TERMS

4.1                                        Section 2.3(b) (Liquidation of JV Co 3) of the Original Restructuring Agreement shall be deleted in its entirety.

4.2                                        The following paragraphs shall be added after Section 2.3(a) (Allocation of Employees) of the Original Restructuring Agreement as Sections 2.3(c), (d) and (e):

“(c)                           JV Co 3 Transfer.

(i)                               As soon as reasonably practicable following completion of employee termination pursuant to Section 2.3(a) (Allocation of Employees) above (but in no event later than the fifth (5th) Business Day following 15 January 2020), WP shall sell and transfer all the shares it held in JV Co 3 to Vianet, and Vianet hereby agree to purchase and take such transfer (the “JV Co 3 Transfer”).  The consideration payable by Vianet for the JV Co 3 Transfer shall be US$1.00.

(ii)                            WP shall cause the directors, legal representatives, general managers and supervisors appointed or nominated by it to JV Co 3 and its Subsidiaries to sign and deliver to the relevant company written resignation letters to resign from all their positions in JV Co 3 and its Subsidiaries with effect from the closing of the JV Co 3 Transfer.

(iii)                         Upon the closing date of the JV Co 3 Transfer (the “JV Co 3 Transfer Closing Date”, which for the avoidance of doubt shall not be later than the fifth (5th) Business Day following 15 January 2020), each of WP and Vianet shall deliver to each other and JV Co 3 an instrument of transfer duly executed by it, and WP and Vianet shall and shall cause their respectively appointed directors to duly pass necessary board and shareholders resolutions of JV Co 3 to approve the JV Co 3 Transfer and the resignation of directors appointed by WP to the board of directors of JV Co 3.  WP and Vianet shall further cause the register of members and register of directors of JV Co 3 to be updated on the JV Co 3 Transfer Closing Date by the registered office provider of JV Co 3 to reflect the completion of the JV Co 3 Transfer and the cessation of WP appointed directors.

(iv)                        As soon as reasonably practicable following the JV Co 3 Transfer Closing Date, Vianet shall procure the register of directors of the offshore Subsidiary of JV Co 3 be updated by the registered agent of such company to reflect the cessation of WP appointed directors, and shall procure the onshore Subsidiary of JV Co 3 to file with the relevant Administration of Market Regulations (“AMR”) and the Ministry of Commerce (if applicable, “MOC”) in respect of the resignation of directors, legal representatives, general managers and supervisors appointed or nominated by WP to such onshore Subsidiaries. WP shall provide reasonably necessary and advisable assistance to Vianet and the Subsidiaries of JV Co 3 for their completion of the foregoing update of register of directors and the filings with AMR and MOC.

(d)                                Settlement of Outstanding Payables. Vianet hereby covenant to WP that it shall procure JV Co 3 and its Subsidiaries to pay off within thirty (30) Business Days following the JV Co 3 Transfer Closing Date all the payables owed by them to vendors, suppliers and other third parties as of the JV Co 3 Transfer Closing Date.

(e)                                 Liquidation of JV Co 3.  As soon as reasonably practicable following the JV Co 3 Transfer Closing Date, Vianet shall use best efforts to liquidate and terminate JV Co 3 and its Subsidiaries; provided that, Vianet shall, as soon as reasonably practicable upon the request of WP, change the names of JV Co 3 and its Subsidiaries to the effect that there is no wording of “Shihua”, “SHIHUA”, “Taiji (钛基)” , “Warburg Pincus”, “WP” and/or “华平” in the names of JV Co 3 and/or its Subsidiaries.

5.                                               MISCELLANEOUS

5.1                                        Each of the Parties shall bear all Taxes arising from the transaction contemplated hereby pursuant to the requirements of Applicable Laws.

5.2                                        Section 5.2 (Confidentiality and Publicity) and Section 8 (Miscellaneous) (except for Sections 8.1 (Taxes and Expenses), 8.8 (Entire Agreement) and 8.13 (Conflicts among Documents)) of the Restructuring Agreement shall apply to this Amendment mutatis mutandis as if set forth verbatim herein, with all references therein to “this Agreement” deemed as references to this Amendment.

5.3                                        With effect from the date of this Amendment, (a) this Amendment together with the Original Restructuring Agreement shall be construed as one instrument, (b) all references to the Restructuring Agreement or in the Restructuring Agreement to “this Agreement” shall be deemed as references to such Restructuring Agreement as modified hereby, and (c) except as amended by this Amendment, the provisions of the Original Restructuring Agreement shall remain unaltered and in full force and effect.

5.4                                        In the case of any conflict between this Amendment and the Transaction Documents, this Amendment shall prevail.

[Remainder of this page intentionally left blank; signature pages to follow.]

Signature Page to the Amendment to Restructuring Agreement

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed by their duly authorized signatories on the date first set forth above.

21VIANET GROUP, INC.

By:	/s/ Sheng Chen		By:

	Name:	Sheng Chen		Name:

	Title:	Director		Title:	Director

21VIANET DRP INVESTMENT HOLDINGS LIMITED

By:	/s/ Shiqi WANG		By:	/s/ Xiao LIU

	Name:	Shiqi WANG		Name:	Xiao LIU

	Title:	Director		Title:	Director

Signature Page to the Amendment to Restructuring Agreement

IN WITNESS WHEREOF, each of the Parties hereto has caused this Amendment to be executed by their duly authorized signatories on the date first set forth above.

MARBLE STONE HOLDINGS LIMITED

By:	/s/ Ellen Hoi Ying Ng

	Name:	Ellen Hoi Ying Ng

	Title:	Director

EXHIBIT A

FORM OF INTERCO LOAN AGREEMENT

EXHIBIT B

FORM OF CONFIRMATION LETTER